Exhibit 5.1

July 29, 2016

Navient Corporation

123 Justison Street

Suite 300

Wilmington, Delaware 19801

RE: Navient Corporation – Senior Notes Offering

Ladies and Gentlemen:

We have acted as special counsel to Navient Corporation, a Delaware corporation (the “Company” or “Our Client”), in connection with the Underwriting Agreement, dated July 26, 2016 (the “Underwriting Agreement”), between you, as representatives of the several Underwriters named therein (the “Underwriters”), and the Company, relating to the sale by the Company to the Underwriters of $750,000,000 aggregate principal amount of the Company’s 6.625% Senior Notes due 2021 (the “Securities”) to be issued under the Indenture, dated as of July 18, 2014 (the “Base Indenture”), between the Company and The Bank of New York Mellon, as Trustee (the “Trustee”), as amended by a Third supplemental indenture, dated as of July 29, 2016 (together with the Base Indenture, the “Indenture”). The Underwriting Agreement, the Indenture and the Note Certificate (as defined below) are referred to herein collectively as the “Transaction Agreements.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”). Neither the delivery of this opinion nor anything in connection with the preparation, execution or delivery of the Transaction Agreements (as defined below) or the transactions contemplated thereby is intended to create or shall create an attorney-client relationship with you or any other party except Our Client.

In rendering the opinions stated herein, we have examined and relied upon the following:

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July 29, 2016

(i) the registration statement on Form S-3 (File No. 333-197516) of the Company relating to the Securities and other debt securities of the Company filed with the Securities and Exchange Commission (the “Commission”) on July 18, 2014 under the Securities Act allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement being hereinafter referred to as the “Registration Statement”);

(ii) an executed copy of the Underwriting Agreement;

(iii) the global certificate evidencing the Securities (the “Note Certificate”) in the form delivered by the Company to the Trustee for authentication and delivery;

(iv) an executed copy of the Indenture;

(v) an executed copy of a certificate of Mark Heleen, Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);

(vi) a copy of the Company’s Certificate of Incorporation certified by the Secretary of State of the State of Delaware as of July 26, 2016, and certified pursuant to the Secretary’s Certificate;

(vii) a copy of the Company’s Bylaws, as amended and in effect as of the date hereof, certified pursuant to the Secretary’s Certificate; and

(viii) a copy of the Secretary’s Certificate, dated April 15, 2016, which verifies the 2016 Business Plan, duly adopted by the Board of Directors of the Company on January 26, 2016.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such

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July 29, 2016

copies. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the General Corporation Law of the State of Delaware (the “DGCL”) and (ii) the laws, rules and regulations of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Transaction Agreements, and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion as to the effect of any non-Opined on Law on the opinions stated herein.

Based upon the foregoing and subject to the qualifications and assumptions set forth herein, we are of the opinion that the Note Certificate has been duly authorized and executed by the Company, and when duly authenticated by the Trustee and issued and delivered by the Company against payment therefore in accordance with the terms of the Underwriting Agreement and the Indenture, the Note Certificate will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms.

The opinions stated herein are subject to the following qualifications:

(a) the opinions stated herein are limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b) except to the extent expressly stated in the opinions contained herein, we do not express any opinion with respect to the effect on the opinions stated herein of (i) the compliance or non-compliance of any party to any of the Transaction Agreements with any laws, rules or regulations applicable to such party or (ii) the legal status or legal capacity of any party to any of the Transaction Agreements;

(c) except to the extent expressly stated in the opinions contained herein, we do not express any opinion with respect to any law, rule or regulation that

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July 29, 2016

is applicable to any party to any of the Transaction Agreements or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(d) except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Agreements constitutes the valid and binding obligation of each party to such Transaction Agreement, enforceable against such party in accordance with its terms;

(e) we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Agreement relating to any indemnification, contribution, exculpation, release or waiver that may be contrary to public policy or violative of federal or state securities laws, rules or regulations;

(f) we call to your attention that irrespective of the agreement of the parties to any Transaction Agreement, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Agreement; and

(g) we have assumed that the agent of service has accepted appointment as agent to receive service of process and call to your attention that we do not express any opinion if and to the extent such agent shall resign such appointment. Further, we do not express any opinion with respect to the irrevocability of the designation of such agent to receive service of process; and

(h) to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Agreement, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity and constitutionality.

In addition, in rendering the foregoing opinions, we have assumed that: a) neither the execution and delivery by the Company of the Transaction Agreements nor the performance by the Company of its obligations under each of the Transaction Agreements: (i) constitutes or will constitute a violation of, or a default

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July 29, 2016

under, any lease, indenture, instrument or other agreement to which the Company or its property is subject, (ii) contravenes or will contravene any order or decree of any governmental authority to which the Company or its property is subject, or (iii) violates or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (iii) with respect to Opined-on-Law); and (b) neither the execution and delivery by the Company of the Transaction Agreements nor the performance by the Company of its obligations thereunder, including the issuance and sale of the applicable Securities, requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof, and incorporated by reference into the Registration Statement. We also hereby consent to the reference to our firm under the caption “Legal Opinions” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP